Separation Agreement

                                     Between

                                Eckhard Pfeiffer

                                       And

                           Compaq Computer Corporation

Mr. Eckhard Pfeiffer and Compaq Computer Corporation ("Compaq") have entered into this Separation Agreement (the "Separation Agreement" or this "Agreement").

The  parties  agree  as  follows:

1.     Other  Agreements between the Parties.  There exists between the parties:
       --------------------------------------
a Pension Contract dated December 18, 1986 (the "Pension Contract"); an Indemnity Agreement dated December 18, 1986 (the "Indemnity Agreement"); and an Employment Agreement dated as of January 1, 1992 (the "Employment Agreement"). Except as specifically identified in this Agreement, nothing in this Agreement supercedes or amends the Pension Contract, the Indemnity Agreement, or the Employment Agreement. There also exists a letter from Mr. Thomas Siekman to Mr. Pfeiffer dated April 18, 1999 (the "Letter"). The parties agree that upon the execution of this Agreement, the Letter shall become null and void. The parties further agree that, except as to stock option grants previously made by Compaq to Mr. Pfeiffer, that the Pension Contract, the Employment Agreement, and this Agreement shall constitute the entire agreements between the parties and control all rights and obligations between the parties.

2.     Employment  Agreement  Triggered.  The  parties  agree  that  events have
       ---------------------------------
occurred  that  entitle  Mr.  Pfeiffer to the Separation Payment provided for in
Section 9.1 of the Employment Agreement. The parties agree that Mr. Pfeiffer's employment terminated by his resignation effective April 18, 1999 (the "Termination Date").

3.     Purpose  of  this  Agreement.  The  parties  intend  this  Agreement  to
       -----------------------------
memorialize certain obligations they have agreed to that relate to the termination of Mr. Pfeiffer's employment with Compaq. Additionally, the parties intend this Agreement to satisfy conditions that Section 9.1 of the Employment Agreement placed on Mr. Pfeiffer's entitlement to the Separation Payment.

4.     RELEASE  AND WAIVER OF ALL CLAIMS. Mr. Pfeiffer settles, waives, releases
       ----------------------------------
and gives up any and all rights, claims and causes of action which Mr. Pfeiffer has or may have against Compaq (for purposes of this Release, "Compaq" includes Compaq Computer Corporation, its subsidiaries and other affiliated entities (the "Group") and all directors, officers, employees, and agents of the Group), of any kind or character, in contract, tort, or otherwise, based on actions or omissions occurring in the past and/or present, and regardless of whether known or unknown to Mr. Pfeiffer at this time, including those not specifically mentioned in this Release. Among the rights, claims, and causes of action which Mr. Pfeiffer gives up under this Release are those arising in connection with Mr. Pfeiffer's employment and the termination of his employment, including rights or claims under federal, state and local fair employment practice or discrimination laws (including the various Civil Rights Acts, the Age Discrimination in Employment Act, the Equal Pay Act, and the Texas Commission on Human Rights Act), laws pertaining to breach of employment contract, wrongful termination or other wrongful treatment, and any other laws or rights relating to Mr. Pfeiffer's employment with Compaq and the termination of that employment. Mr. Pfeiffer acknowledges that he is aware of his rights under the Age Discrimination in Employment Act, and that he is waiving and releasing any claim of age discrimination which he may have under that statute as part of this Release. Mr. Pfeiffer agrees not to bring or join any lawsuit or file any claim against Compaq in any court or before any governmental agency relating to his employment or the termination of his employment. This Release does not waive or release any rights, claims, or causes of action that Mr. Pfeiffer may have with respect to indemnification under Section 145 of the Delaware General Corporation Law or any successor statute, under the Indemnification Agreement and under
Article X of the Bylaws of Compaq in effect on the date of this Release; and any amendment of Compaq's Bylaws subsequent to the date of this Release shall not modify or reduce the rights of Mr. Pfeiffer. This Release does not waive or release any rights, claims, or causes of action that may arise from (a) Mr. Pfeiffer's stock options granted by Compaq, the Pension Contract, any other retirement benefits accrued to Mr. Pfeiffer or any other benefit programs for which Mr. Pfeiffer is eligible or (b) acts or omissions occurring after the date this Release is executed. Mr. Pfeiffer acknowledges that Compaq has, by this sentence, advised him to consult an attorney before signing this Agreement. Mr.

Pfeiffer further acknowledges that he has a period of at least 21 days in which to consider whether to sign this Agreement. Mr. Pfeiffer further acknowledges that, should he execute this Agreement, he will have seven days in which to revoke such execution by delivering a written revocation to Compaq to the attention of the General Counsel.

5.     Non-Competition  Obligations.   As  an independent covenant, Mr. Pfeiffer
       -----------------------------
agrees that for a period of 24 months following the Termination Date, Mr. Pfeiffer shall not, directly or indirectly, in any state of the United States or in any foreign country where any of Compaq, its subsidiaries, or affiliated entities (collectively "Group") is conducting business as of the Termination Date, engage, or render advice, or otherwise assist any person or entity, or division or department of any corporation, which is primarily engaged, in the design, engineering, manufacturing, marketing, sales, service, networking or integration of (a) microprocessor based computers (including, but not limited to, towers, desktops, portables, laptops, notebooks, palm tops and writing tablets), (b) workstations, (c) servers, (d) any other equipment that is designed to run any version of DOS, UNIX, OS/2, Microsoft New Technology (NT), LanMan, Novell Netware, or Banyan (e) options, accessories, spare parts and subsystems for items (a) through (d) inclusive. Subsystems shall not be construed to extend to components such as memory chips, standard cells for application specific integrated circuits and gate arrays, and other electronic components. This covenant shall not preclude Mr. Pfeiffer: (1) from owning as a shareholder less than 5% of the shares of a corporation whose shares are traded on the stock exchange or in the over-the-counter market by a member of the National Association of Securities Dealers; (2) from employment or consulting in any capacity with Microsoft, Novell, Banyan, Unix Systems Laboratory, Santa Cruz Operations, and Open Software Foundation; or (3) from employment or consulting with a software developer who happens to integrate or network its software with equipment covered by this covenant.

5.1.     Acknowledgement  of  Remuneration.   Mr.  Pfeiffer understands that the
         ---------------------------------
foregoing restrictions may limit his ability to engage in a business similar to Compaq's business during the period provided for above, but acknowledges that he will receive sufficient remuneration in association with this Agreement and the Employment Agreement to justify such limited restrictions.

5.2.     Modification  by  Court.     It is expressly understood and agreed that
         -----------------------
Compaq and Mr. Pfeiffer consider the restrictions contained in this Article 5 to be reasonable and necessary for the purposes of preserving and protecting the business, goodwill, and proprietary information of Compaq. Nevertheless, if any of the aforesaid restrictions are found by a Court having jurisdiction to be unreasonable or over-broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions set forth herein to be modified by such Court so as to be reasonable and enforceable and, as so modified by the Court, to be fully enforced. Compaq shall be entitled to enforce the provisions of this Article 1 by resorting to appropriate legal and equitable action.

6.     Non  Solicitation Obligations.   Mr. Pfeiffer agrees that for a period of
       -----------------------------
two years following the Termination Date, he shall not, directly or indirectly, for himself or for others, in any State of the United States or in any foreign country where the Group is conducting business as of the Termination Date:

6.1. solicit, request or induce (a) any employee of the Group to terminate his employment with Compaq or such subsidiary or affiliate, or (b) any customer, contractor or representative having a business relationship with the Group to terminate such business relationship; or

6.2. Directly or indirectly employ, hire, or otherwise retain any individual who was employed by the Group within the immediately preceding six months before employment by Mr. Pfeiffer or any entity of which he is an employee without first notifying Compaq in writing at least ten working days prior to such employment. Mr. Pfeiffer's written notification to Compaq shall describe the proposed capacity in which such individual shall be retained, hired, or otherwise employed in sufficient detail for Compaq to determine whether such employment is likely to adversely impact relationships between Compaq and its employees, customers, contractors, suppliers, or representatives, or jeopardize Compaq's goodwill and proprietary information.

6.3. It is expressly understood and agreed that Compaq and Mr. Pfeiffer consider the restrictions contained in this Article 6 to be reasonable and necessary for the purposes of preserving and protecting the relationship between Compaq and its employees, customers, contractors, suppliers, and representatives, as well as Compaq's goodwill and proprietary information. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, overbroad or otherwise unenforceable, the parties intend for the restrictions set forth herein to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

7.     Consideration.  The parties agree that the Separation Payment Compaq will
       --------------
make to Mr. Pfeiffer under Section 9.1 of the Employment Agreement and the vesting of stock options provided under Section 9.5 of the Employment Agreement provide consideration to Mr. Pfeiffer for his Release and for his assumption of the Non-Competition and Non-Solicitation Obligations in this Agreement. The parties further agree that in satisfaction of its obligations under Section 9.1 of the Employment Agreement Compaq will pay to Mr. Pfeiffer the sum of $6,400,000.00 subject to the terms and conditions of the Employment Agreement and this Agreement. As additional consideration to Mr. Pfeiffer for his Release of Claims and for assuming the Non-Competition and Non-Solicitation obligations, Compaq agrees:

7.1.     Computers  and Other Equipment. Compaq grants ownership to Mr. Pfeiffer
         -------------------------------
of all Compaq computers and other electronic equipment (e.g. fax machines, printers, or power supplies, etc.) assigned to Mr. Pfeiffer and which is now in his possession. As a condition of Compaq's transfer of ownership, Mr. Pfeiffer agrees to delete all software that is licensed to Compaq immediately Mr. Pfeiffer acknowledges that he and Compaq are obligated to comply with the license terms under which the software was made available to Mr. Pfeiffer as a Compaq employee. Mr. Pfeiffer agrees to indemnify Compaq against any and all claims, including attorney's fees, arising from any alleged violation of any license based on Mr. Pfeiffer's failure to remove Compaq licensed software from computers or equipment transferred to Mr. Pfeiffer under this Agreement.

7.2.     Financial Advising Fees.  In addition to other payments to Mr. Pfeiffer
         ------------------------
under the Employment Agreement or this Agreement, Compaq will pay Mr. Pfeiffer $5,000 as reimbursement for fees for financial advising services

7.3.     Long-term  Bonus  Payment.  Upon the execution of this Agreement and in
         --------------------------
addition to other payments to Mr. Pfeiffer under the Employment Agreement or this Agreement, Compaq will pay Mr. Pfeiffer $ 3,408,825.00 as the balance of his long-term bonus account.

7.4.     Extension  of Option Exercise Period.  The parties have agreed that, as
         -------------------------------------
additional consideration for Mr. Pfeiffer to execute this Agreement, the period of time that Mr. Pfeiffer shall have to execute certain stock options will be amended.

7.4.1. Paragraph 9.5 of the Employment Agreement is amended to read as follows:
         In the event that the Company shall be obligated to deliver the Severance Payment to Mr. Pfeiffer, Mr. Pfeiffer shall, effective as of the Termination Date, (a) be fully vested in all options to acquire shares of Company stock previously granted by the Company to Mr. Pfeiffer, and (b) unless otherwise restricted by the applicable Company stock option plan or by law, the period during which Mr. Pfeiffer shall have the right to exercise stock options granted under any stock option agreements between the Company and Mr. Pfeiffer shall be extended to four calendar years immediately following the Termination Date.

7.4.2. Mr. Pfeiffer acknowledges that, under the applicable stock option plan(s), all grants expire on the tenth anniversary of the grant date. Mr. Pfeiffer acknowledges that this limitation will reduce his period to exercise certain options to less than four years. A schedule of Mr. Pfeiffer's outstanding stock option grants that indicates the termination date for each grant is attached to this letter.

8.     Terms  Incorporated by Reference.  The parties have previously negotiated
       ---------------------------------
certain terms in the Employment Agreement. The parties wish to incorporate those terms in this Agreement as though fully set forth in this Agreement. The parties incorporate into this Agreement the following Articles and paragraphs of the Employment Agreement: Article 10 (Notices); Article 11 (Controlling Law); paragraphs 12.2 (Court Modification), 12.3 (Validity), and 12.4 (Construction);
Article  13  (Assumption  of  Obligations);  Article  14  (Effect of Agreement);
Article  15  (Waiver  of  Breach);  and  Article  17  (Paragraph  Headings).

9.     Irreparable  Harm.  Mr.  Pfeiffer  agrees  that  his breach of any of the
       ------------------
provisions of Articles 4, 5, or 6 of this Agreement will result in irreparable harm to Compaq and that no adequate remedy at law is available. Mr. Pfeiffer agrees that upon a breach or violation of any provision of Articles 4, 5, or 6, Compaq shall be entitled to injunctive relief in any court of competent jurisdiction. Nothing herein shall be construed as prohibiting Compaq from pursuing any other remedies at law or at equity available to Compaq for breach or threatened breach.

10.     Modification  in  Writing.  No  addition  to,  or  modification of, this
        --------------------------
Agreement shall be effective, unless it is in writing and signed by both parties.

11.     Execution.  This  Agreement  may  be  executed in multiple counterparts,
        ----------
each of which shall be deemed an original and all of which shall constitute one instrument.

12.     No  oral  representations.  Each party acknowledges that, in deciding to
        --------------------------
execute this Agreement, it is relying solely on the contents of this Agreement, the Employment Agreement, the Pension Contract, and the Indemnity Agreement. Each party acknowledges that it is not relying on any oral representation that is not captured in writing in one of the agreements between the parties. Mr. Pfeiffer agrees that he has read this Agreement, consulted with an attorney of his choice, understands the impact of this Agreement on his rights and obligations, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, executed this 4 day of August 1999 and effective seven days thereafter if not revoked by Mr. Pfeiffer.

Compaq  Computer  Corporation

By: /s/ Thomas C. Siekman                    /s/ Eckhard Pfeiffer
   --------------------------                --------------------
   Thomas C. Siekman                         Eckhard  Pfeiffer
   Senior Vice President and
   General Counsel


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